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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                                                                     Page 1 of 1

COMPANY CONTACTS:

Karl Spurzem                                            Michael Sophie
Investor Relations                                      Chief Financial Officer
(408) 866-3666                                          (408) 866-3666

             PROPOSED PRIVATE PLACEMENT OF $150 MILLION CONVERTIBLE
                          SUBORDINATED NOTES DUE 2002
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CAMPBELL, CA, USA (October 16, 1997) -- P-Com, Inc. (NASDAQ National Market:
PCMS), today announced that, subject to market and other conditions, it intends to raise $150 million (excluding proceeds of the over-allotment option, if any) through a private placement of convertible subordinated notes within the United States to qualified institutional accredited investors and qualified institutional buyers and, outside the United States, to non-U.S. investors.

It is contemplated that the notes will have a term of five years and be convertible into P-Com common stock. The Company stated that it intends to use the net proceeds of the offering for possible acquisitions, repayment of debt and for general corporate purposes, including working capital and capital expenditures.

The securities offered will not be registered under the Securities Act of 1933, as amended, or applicable state securities laws, and may not be offered or sold in the United States absent registration under the Securities Act of 1933 and applicable state securities laws or available exemptions from registration requirements.

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